UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

LOCAL BOUNTI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40125	83-3686055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
	490 Foley Lane
Hamilton	MT	59840
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (800) 640-4016

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2026, Craig Hurlbert announced his intention to resign as Executive Chairman and as a member of the Board of Directors (the “Board”) of Local Bounti Corporation (the “Company”), effective as of June 18, 2026. Also, on June 17, 2026, Matthew Nordby announced his intention to resign as a member of the Board, effective June 18, 2026. Craig Hurlbert served as Chairman of the Board. Mr. Nordby served as Lead Independent Director, as a member of the Board’s Compensation Committee, and as chair of the Board’s Nominating and Corporate Governance Committee. Messrs. Hurlbert’s and Nordby’s decisions were not based on any disagreement with the Company or its management. Upon the effectiveness of the resignations of Mr. Hurlbert and Mr. Nordby, the Board reduced the size of the Board from eight to six members. Effective as of June 18, 2026, the Board has appointed Travis Joyner as Chairman of the Board, Mark Nelson as Lead Independent Director, and the following Board committee members: Audit Committee – Mark Nelson (Chair), Pamela Brewster, and Michael Molnar; Compensation Committee – Pamela Brewster (Chair) and Mark Nelson; and Nominating and Corporate Governance Committee – Mark Nelson (Chair) and Pamela Brewster. Mr. Hurlbert will continue to serve as an employee of the Company.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Local Bounti Corporation

/s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: President and Chief Executive Officer
Date: June 18, 2026